TENDER OFFER INSTRUCTION FORM

    THE TAUBMAN COMPANY AND RELATED ENTITIES EMPLOYEE RETIREMENT SAVINGS PLAN

               BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
                          THE ACCOMPANYING INFORMATION

         In response to the revised offer by Simon Acquisitions, Inc., a wholly owned subsidiary of Simon Properties, Inc. and Westfield America, Inc. to purchase shares of Taubman Centers for cash at a price of $20.00 per share, (subject to the terms and conditions of the enclosed Supplement to the Offer to Purchase dated December 5, 2002 (the "Offer")), I hereby instruct Vanguard Fiduciary Trust Company to tender or not to tender the Taubman Centers common stock shares allocated to my Plan account in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):


________ YES. I DIRECT VANGUARD TO TENDER ALL OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.



________ NO. I DIRECT VANGUARD NOT TO TENDER ANY OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

      PREVIOUS TENDER INSTRUCTIONS WILL STAND, UNLESS YOU PROVIDE DIRECTION
   ON THIS INSTRUCTION FORM. INSTRUCTION FORMS THAT ARE NOT TIMELY RETURNED TO
         VANGUARD AND INSTRUCTION FORMS WITHOUT A BOX CHECKED ABOVE WILL
          GENERALLY BE TREATED AS AN INSTRUCTION NOT TO TENDER SHARES.


         YOU MAY FAX YOUR COMPLETED AND SIGNED INSTRUCTION FORM WEEKDAYS BETWEEN 9:00 A.M. AND 5:00 P.M. EST TO VANGUARD'S ATTENTION AT 1-877-226-7171.


         Your instructions to Vanguard will be confidentially tabulated and will not be divulged to anyone at Taubman Centers, Simon Acquisitions, Simon Properties or Westfield. If you have any questions about the procedures for responding to Vanguard, please contact Vanguard Participant Services at 1-800-523-1188.

           THIS FORM MUST BE RECEIVED AT VANGUARD BY 12:00 NOON EST ON
                 TUESDAY, FEBRUARY 11, 2003 (unless the Offer is extended) OR YOUR SHARES GENERALLY WILL NOT BE
                                    TENDERED.

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Please Print Name

                                    ____________________________________________
                                    Social Security Number

                                    ____________________________________________
                                    Date

                                    ____________________________________________
                                    Daytime Phone Number